Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

May 2013 Performance Update

The Frontier Fund Supplement Dated May 31, 2013 to Prospectus Dated April 30, 2013.

The Frontier Fund Class 2 Original

THE FRONTIER FUND‘S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

May performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	May 31, 2013	May 31, 2013	NAV / Unit
	MTD	YTD
Balanced Series-2	-4.27%	-1.70%	$146.67
Balanced Series-2a	-4.15%	-1.06%	$123.05
Frontier Select Series-2	-4.08%	3.52%	$103.06
Long/Short Commodity Series-2	-2.98%	-3.37%	$140.74
Frontier Heritage Series-2	-3.62%	7.68%	$129.94
Winton Series-2	-2.87%	6.62%	$168.78

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of May 31, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$288,224.18
Unrealized trading gain (loss)	(2,436,616.08)
Less: Commissions	(88,730.40)
Less: Trading Fee paid to Managing Owner	(25,835.29)
Interest income	5,609.26

Total Income	(2,257,348.33)
EXPENSES
Broker service fees	0.00
Incentive fees	(267,033.46)
Management fees	38,791.29

Total Expenses	(228,242.17)

Net Income (Loss)	$(2,029,106.16)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	321,458.82536	$49,253,624.87	$153.22
Current month additions	24.95975	3,835.40
Current month redemptions	(14,116.05460)	(2,146,708.98)
Net income (loss) for current month		(2,029,106.16)	(6.55)

Net asset value, end of current month	307,367.73051	$45,081,645.13	$146.67

	Monthly rate of return		-4.27%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2

THE FRONTIER FUND BALANCED SERIES—2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$5,284.84
Unrealized trading gain (loss)	(46,452.67)
Less: Commissions	(1,691.67)
Less: Trading Fee paid to Managing Owner	(491.27)
Interest income	1,318.08

Total Income	(42,032.69)
EXPENSES
Trading fees	0.00
Broker service fees	0.00
Incentive fees	(5,129.53)
Management fees	735.17

Total Expenses	(4,394.36)

Net Income (Loss)	$(37,638.33)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	7,188.26953	$922,784.78	$128.37
Current month additions	0.00000	0.00
Current month redemptions	(106.84473)	(13,768.62)
Net income (loss) for current month		(37,638.33)	(5.32)

Net asset value, end of current month	7,081.42480	$871,377.83	$123.05

	Monthly rate of return		-4.15%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2a

THE FRONTIER FUND FRONTIER SELECT SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(13,597.60)
Unrealized trading gain (loss)	(100,766.78)
Less: Commissions	(992.46)
Less: Trading Fee paid to Managing Owner	(1,829.52)
Interest income	3,749.53

Total Income	(113,436.83)
EXPENSES
Broker service fees	0.00
Incentive fees	(0.38)
Management fees	5,804.25

Total Expenses	5,803.87

Net Income (Loss)	$(119,240.70)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	27,437.42688	$2,947,818.75	$107.44
Current month additions	0.00000	0.00
Current month redemptions	(781.15180)	(81,457.25)
Net income (loss) for current month		(119,240.70)	(4.38)

Net asset value, end of current month	26,656.27508	$2,747,120.80	$103.06

	Monthly rate of return		-4.08%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES—2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(42,408.66)
Unrealized trading gain (loss)	(83,991.13)
Less: Commissions	(5,656.96)
Less: Trading Fee paid to Managing Owner	(3,291.55)
Interest income	11,159.70

Total Income	(124,188.60)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	29,836.80

Total Expenses	29,836.80

Net Income (Loss)	$(154,025.40)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	36,352.56221	$5,273,461.24	$145.06
Current month additions	0.00000	0.00
Current month redemptions	(894.91750)	(128,993.31)
Net income (loss) for current month		(154,025.40)	(4.32)

Net asset value, end of current month	35,457.64471	$4,990,442.53	$140.74

	Monthly rate of return		-2.98%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—LONG/SHORT COMMODITY SERIES—2

THE FRONTIER FUND FRONTIER HERITAGE SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$2,060.14
Unrealized trading gain (loss)	(143,737.84)
Less: Commissions	(192.79)
Less: Trading Fee paid to Managing Owner	(2,448.13)
Interest income	2,497.08

Total Income	(141,821.54)
EXPENSES
Broker service fees	0.00
Incentive fees	(6,863.14)
Management fees	5,121.43

Total Expenses	(1,741.71)

Net Income (Loss)	$(140,079.83)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	28,849.66327	$3,889,271.21	$134.81
Current month additions	0.00000	0.00
Current month redemptions	(233.83127)	(30,980.73)
Net income (loss) for current month		(140,079.83)	(4.87)

Net asset value, end of current month	28,615.83200	$3,718,210.65	$129.94

	Monthly rate of return		-3.62%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES—2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$12,481.70
Unrealized trading gain (loss)	(351,571.85)
Less: Commissions	(1,143.09)
Less: Trading Fee paid to Managing Owner	(7,029.26)
Interest income	8,665.56

Total Income	(338,596.94)
EXPENSES
Broker service fees	0.00
Incentive fees	(46,405.75)
Management fees	24,390.06

Total Expenses	(22,015.69)

Net Income (Loss)	$(316,581.25)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	63,767.81665	$11,080,962.73	$173.77
Current month additions	0.00000	0.00
Current month redemptions	(326.26646)	(56,761.23)
Net income (loss) for current month		(316,581.25)	(4.99)

Net asset value, end of current month	63,441.55019	$10,707,620.25	$168.78

	Monthly rate of return		-2.87%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES—2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,063,153.40
Unrealized trading gain (loss)	(9,095,720.90)
Less: Commissions	(331,848.53)
Less: Trading Fee paid to Managing Owner	(96,606.84)
Interest income	26,178.91

Total Income	(8,434,843.96)
EXPENSES
Trading fees	0.00
Broker service fees	322,464.75
Incentive fees	(999,539.57)
Management fees	144,728.80

Total Expenses	(532,346.02)

Net Income (Loss)	$(7,902,497.94)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,440,510.18807	$181,900,921.09	$126.28
Current month additions	235.74847	28,808.29
Current month redemptions	(38,743.22315)	(5,038,135.27)
Net income (loss) for current month		(7,902,497.94)	(5.75)

Net asset value, end of current month	1,402,002.71339	$168,989,096.17	$120.53

	Monthly rate of return		-4.55%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND FRONTIER SELECT SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(110,515.58)
Unrealized trading gain (loss)	(818,927.42)
Less: Commissions	(8,080.29)
Less: Trading Fee paid to Managing Owner	(14,890.84)
Interest income	30,516.42

Total Income	(921,897.71)
EXPENSES
Trading fees	0.00
Broker service fees	52,242.05
Incentive fees	0.01
Management fees	47,241.51

Total Expenses	99,483.57

Net Income (Loss)	$(1,021,381.28)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	279,270.42609	$24,116,912.97	$86.36
Current month additions	17.80614	1,473.74
Current month redemptions	(6,477.46706)	(552,331.22)
Net income (loss) for current month		(1,021,381.28)	(3.72)

Net asset value, end of current month	272,810.76517	$22,544,674.21	$82.64

	Monthly rate of return		-4.31%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(379,493.52)
Unrealized trading gain (loss)	(738,597.68)
Less: Commissions	(50,533.89)
Less: Trading Fee paid to Managing Owner	(65,386.47)
Interest income	99,676.98

Total Income	(1,134,334.58)
EXPENSES
Trading fees	0.00
Broker service fees	30,135.92
Incentive fees	0.00
Management fees	200,263.81

Total Expenses	230,399.73

Net Income (Loss)	$(1,364,734.31)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	384,806.23202	$47,458,368.20	$123.33
Current month additions	1,602.00658	172,564.45
Current month redemptions	(17,763.05966)	(2,211,595.57)
Net income (loss) for current month		(1,364,734.31)	(3.83)

Net asset value, end of current month	368,645.17894	$44,054,602.77	$119.50

	Monthly rate of return		-3.10%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND FRONTIER HERITAGE SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$10,887.75
Unrealized trading gain (loss)	(726,361.77)
Less: Commissions	(979.63)
Less: Trading Fee paid to Managing Owner	(12,471.37)
Interest income	12,716.26

Total Income	(716,208.76)
EXPENSES
Trading fees	0.00
Broker service fees	40,097.36
Incentive fees	(34,448.16)
Management fees	26,087.54

Total Expenses	31,736.74

Net Income (Loss)	$(747,945.50)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	184,564.43831	$20,175,965.90	$109.32
Current month additions	37.37241	3,885.63
Current month redemptions	(7,019.18015)	(734,586.49)
Net income (loss) for current month		(747,945.50)	(4.03)

Net asset value, end of current month	177,582.63057	$18,697,319.54	$105.29

	Monthly rate of return		-3.69%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$48,340.90
Unrealized trading gain (loss)	(1,339,170.06)
Less: Commissions	(4,359.31)
Less: Trading Fee paid to Managing Owner	(26,821.20)
Interest income	33,064.56

Total Income	(1,288,945.11)
EXPENSES
Trading fees	0.00
Broker service fees	79,184.16
Incentive fees	(176,620.94)
Management fees	93,063.73

Total Expenses	(4,373.05)

Net Income (Loss)	$(1,284,572.06)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	283,349.69050	$42,284,118.83	$149.23
Current month additions	108.30719	15,468.75
Current month redemptions	(1,639.63583)	(243,515.84)
Net income (loss) for current month		(1,284,572.06)	(4.56)

Net asset value, end of current month	281,818.36186	$40,771,499.68	$144.67

	Monthly rate of return		-3.05%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES